EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-146789) pertaining to the Accelerize New Media Stock Option Plan of our report dated March 30, 2009 with respect to the consolidated financial statements of Accelerize New Media, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

New York, NY March 31, 2009	/s/ Sherb & Co. Sherb & Co. Certified Public Accountants